Exhibit 99.1

Sanmina Corporation Announces Early Settlement for its Previously Announced Tender Offer and Consent Solicitation

San Jose, California — June 4, 2014 — Sanmina Corporation (the “Company”) (Nasdaq GS: SANM) announced today that, as of 5:00 p.m., New York City time, on June 3, 2014 (the “Early Tender and Consent Deadline”), it had received tenders and consents from holders of $264,415,000 in aggregate principal amount of its 7% Senior Notes due 2019 (the “Notes”), representing approximately 52.88% of the outstanding Notes, in connection with the Company’s previously announced cash tender offer and consent solicitation for any and all of the Notes (the “Offer”).

The Company will make payment to the Depository Trust Company on June 4, 2014 for all Notes validly tendered as of the Early Tender and Consent Deadline.

As a result of the receipt of the requisite consents from holders of Notes, on June 4, 2014, the Company will enter into a supplemental indenture with the trustee effecting the proposed amendments to the indenture governing the Notes, substantially as described in the Offer to Purchase and Consent Solicitation Statement dated May 20, 2014 relating to the Notes, which, among other things, will eliminate most of the covenants and certain events of default contained in such indenture.

Holders who have not yet tendered their Notes may tender until 11:59 p.m., New York City time, on June 17, 2014, unless extended or earlier terminated.  Any Notes so tendered may not be withdrawn.  The Offer is subject to the satisfaction of certain conditions.The Company has engaged BofA Merrill Lynch, as the dealer manager and solicitation agent for the Offer.  Persons with questions regarding the Offer should be directed to BofA Merrill Lynch toll-free at (888) 292-0070 or collect at (980) 388 3646 (attention: Debt Advisory).  Requests for documents should be directed to D.F. King & Co., Inc., the Information Agent for the Offer, at (800) 967-4612 or (212) 269-5550.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes.  The tender offer and the consent solicitation are being made solely by the Offer to Purchase and accompanying Consent and Letter of Transmittal.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Sanmina is a leading global provider of integrated manufacturing solutions, components, products and repair, logistics and after-market services.  Sanmina provides these comprehensive offerings primarily to original equipment manufacturers, in the following industries: communications networks, computing and storage, multimedia, industrial and semiconductor capital equipment, defense and aerospace, medical, clean technology and automotive.  More information regarding Sanmina is available at http://www.sanmina.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release.  However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:  risks associated with uncertainty as to whether the Offer will be completed, costs and potential litigation associated with the Offer, the inability to obtain or meet specific conditions imposed for the Offer, and the risk factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission.  We urge you to carefully consider the risks which are described in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.